                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                   EDGE PETROLEUM CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
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           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                                                   April 6, 2001

Dear Stockholder:

    You are cordially invited to attend the annual meeting of stockholders to be held at the Doubletree Hotel, 400 Dallas Street, Houston, Texas 77002, on Wednesday, May 2, 2001 at 10:00 a.m. For those of you who cannot be present at this annual meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience.

    This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board and its committees and personal information about each of the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

    If you plan to attend the meeting, please follow the advance registration instructions in the back of this Proxy Statement which will expedite your admission to the meeting.

    It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, you are requested to mark, sign, date and mail promptly the enclosed proxy in the envelope provided.

    On behalf of the Board of Directors, thank you for your continued support.

                                          John W. Elias
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

   1111 Bagby, Suite 2100,   Houston, Texas 77002   Phone: 713/654-8960   Fax
                                  713/654-7722

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 2001

                            ------------------------

To the Stockholders of
EDGE PETROLEUM CORPORATION

    The annual meeting of stockholders of Edge Petroleum Corporation will be held at the Doubletree Hotel, 400 Dallas Street, Houston, Texas 77002, on Wednesday, May 2, 2001 at 10:00 a.m. Houston time, for the following purposes:

    1.  To elect two directors.

    2. To approve the appointment of Deloitte & Touche LLP as independent public accountants for 2001.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON MARCH 23, 2001 AS THE RECORD DATE FOR DETERMINING STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING.

    You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                          By Authorization of the Board of
                                          Directors

                                          Robert C. Thomas
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          CORPORATE SECRETARY

April 6, 2001
1111 Bagby, Suite 2100
Houston, Texas 77002

PROXY STATEMENT

    This Proxy Statement and the accompanying proxy card are being mailed to stockholders beginning on or about April 6, 2001. They are furnished in connection with the solicitation by the Board of Directors of Edge Petroleum Corporation (the "Company") of proxies from the holders of the Company's common stock ("Common Stock") for use at the 2001 annual meeting of stockholders (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying notice. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by regular employees of the Company. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

    All duly executed proxies received prior to the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of the appointment of Deloitte & Touche LLP as the Company's independent public accountants, and at the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

    As of March 23, 2001, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote 9,252,139 shares of Common Stock. The Common Stock is the only class of stock of the Company outstanding at the record date and entitled to vote at the Annual Meeting. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders. Cumulative voting is not permitted. The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock.

    Abstentions, shares with respect to which authority is withheld, and shares held of record by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. Abstentions are treated as shares that are present and entitled to vote for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality of "votes cast". For purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Votes are counted, and the count is certified, by an inspector of elections. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

    The Annual Report to Stockholders, which includes financial statements of the Company for the year ended December 31, 2000, has been mailed to all stockholders entitled to vote at the Annual Meeting on or before the date of mailing this Proxy Statement. The Annual Report is not a part of the proxy solicitation material.

    Attendance at the annual meeting is limited to the Company's stockholders, members of their immediate family and the Company's employees and guests. In order to attend as a stockholder or immediate family member, you or your family member must be a stockholder of record as of March 23, 2001, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing ownership of common stock on March 23, 2001. If you plan to attend the meeting, please follow the advance registration instructions in the back of this Proxy Statement which will expedite your admission to the meeting.

I. ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes, with staggered terms of office, ending in 2001, 2002 and 2003, respectively. Thereafter, the term for each class will expire on the date of the third annual stockholders' meeting for the election of directors following the most recent election of directors for such class. Each director holds the office until the next annual meeting of stockholders for the election of directors of his class and until his successor has been duly elected and qualified.

    Two directors are to be elected to the class of directors whose term will end in 2004. The names of Mr. Stanley S. Raphael and Mr. Robert W. Shower will be placed in nomination, and the persons named in the proxy will vote in favor of such nominees unless authority to vote in the election of directors is withheld. Messrs. Raphael and Shower are currently directors of the Company.

    The persons named in the proxy may act with discretionary authority in the event any nominee should become unavailable for election, although management is not currently aware of any circumstances likely to result in a nominee becoming unavailable for election. In accordance with the Company's Bylaws, the two directors will be elected by a plurality of the votes cast; accordingly, abstentions and broker non-votes will have no effect. A stockholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that stockholder's shares for one or more of the named nominees.

    NOMINEES--The following summaries set forth information concerning the two nominees for election as directors at the Annual Meeting, including each nominee's age, position with the Company, if any, and business experience during the past five years.

    STANLEY S. RAPHAEL has served as a director of the Company since
December 1996 and prior to that served as a director of the Company's corporate predecessor from April 1991 until the Company's initial public offering in March 1997 (the "Offering"). For more than five years, Mr. Raphael has been primarily engaged as a management consultant and is presently a director and the retired Chairman of American Polymers Inc., a polystyrene manufacturer and plastics distributor, and the sole owner and director of Trade
Consultants, Inc., a management consulting firm. Previously, he was active in trading crude oil, petroleum products, LPG, petrochemicals, and plastics worldwide. Mr. Raphael is a member of the Audit Committee of the Board. He is 65 years old.

    ROBERT W. SHOWER has served as a director of the Company since March 1997. From December 1993 until his retirement in April 1996, Mr. Shower served as Executive Vice President and Chief Financial Officer of Seagull Energy Corporation, a company engaged in oil and gas exploration, development and production and pipeline marketing. From March 1992 to December 1993, he served as such company's Senior Vice President and Chief Financial Officer. Mr. Shower also serves as a director of Lear Corporation, Highlands Insurance Group, Inc., and Nuevo Energy Company. Mr. Shower is a member of the Compensation and Audit (chairman) Committees of the Board. He is 63 years old.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. RAPHAEL AND SHOWER AS DIRECTORS OF THE COMPANY.

    DIRECTORS WITH TERMS EXPIRING IN 2002 AND 2003--The following summaries set forth information concerning five directors of the Company whose present terms of office will continue until 2002 or 2003, including each director's age, position with the Company, if any, and business experience during the past five years.

    VINCENT S. ANDREWS has served as a director of the Company since
December 1996 and served as a director of the Company's corporate predecessor from April 1991 until the Offering. Mr. Andrews has been an active investor in the Company's corporate predecessor since 1988. Mr. Andrews has, for more than five years, served as President of Vincent Andrews Management Corporation, a privately held management company primarily involved in personal financial management. Mr. Andrews is a member (chairman) of the Compensation Committee of the Board. He is 60 years old. Mr. Andrews' current term as a director of the Company expires in 2002.

    DAVID B. BENEDICT has served as a director of the Company since
December 1996, served as a director of the Company's corporate predecessor from March 1995 until the Offering, and was an active investor in the Company's corporate predecessor since 1983. Since 1987, Mr. Benedict has served as Managing Director of Capital Markets for First Albany Corporation, an investment banking and brokerage firm. Prior thereto, he served in various capacities with other investment banking firms, including Dillon Read & Company, Bear Stearns Companies Inc. and Oppenheimer Capital L.P. Mr. Benedict is a member of the Compensation Committee of the Board. He is 61 years old. Mr. Benedict's current term as a director of the Company expires in 2002.

    NILS P. PETERSON has served as a director of the Company since
December 1996 and served as a director of the Company's corporate predecessor from March 1995 until the Offering. Since January 1991 he has been primarily engaged as a private investor and serves as a director of Eastern Bancorp, Inc. and the Boston Mutual Life Insurance Co. Prior thereto, he was Chief Investment Officer of the Harvard Management Company, investment manager of the Harvard University endowment funds. Mr. Peterson is a member of the Audit Committee of the Board. He is 64 years old. Mr. Peterson's current term as a director of the Company expires in 2002.

    JOHN W. ELIAS has served as the Chief Executive Officer and Chairman of the Board of the Company since November 1998 and as President since January 3, 2000. From April 1993 to September 1998, he served in various senior management positions, including Executive Vice President, of Seagull Energy Corporation, a company engaged in oil and gas exploration, development and production and pipeline marketing. Prior to April 1993, Mr. Elias served in various positions, including senior management positions, with Amoco Corporation, a major integrated oil and gas company. Mr. Elias has more than 38 years of experience in the oil and natural gas exploration and production business. Mr. Elias is a member of the Nominating Committee of the Board. He is 60 years old. Mr. Elias' current term as a director of the Company expires in 2003.

    JOHN SFONDRINI has served as a director of the Company since December 1996 and prior to that served as a director of the Company's corporate predecessors from 1986, when he arranged for the capitalization of a predecessor partnership, until the Company's Offering. For more than five years he has managed various general and limited partnerships that invest primarily in the oil and natural gas industry. Mr. Sfondrini is a member of the Compensation and Nominating (Chairman) Committees of the Board. He is 52 years old. Mr. Sfondrini's current term as a director of the Company expires in 2003.

    There are no family relations, of first cousin or closer, among the Company's directors or executive officers by blood, marriage or adoption.

    STANDING COMMITTEES, BOARD ORGANIZATION AND MEETINGS--The members of the Compensation Committee of the Board are Messrs. Andrews (Chairman), Benedict, Shower and Sfondrini. The duties and functions performed by the Compensation Committee are (a) to review and recommend to the Board of Directors, or determine the annual salary, bonus, stock options and other benefits, direct and indirect, of the executive officers; (b) review new executive compensation programs, review expense accounts of executive officers, review on a periodic basis the operation of the Company's executive compensation programs to determine whether they are properly coordinated, establish and periodically review policies for the administration of executive compensation programs, and take steps, consistent with the contractual obligations of the Company, to modify any executive compensation programs that yield payments and benefits that are not reasonably related to executive performance; (c) establish and periodically review policies in the area of management prerequisites; and
(d) to exercise all of the powers of the Board of Directors with respect to any other matters involving the compensation of employees and the employee benefits of the Company as may be delegated to the Compensation Committee from time to time.

    The members of the Audit Committee of the Board are Messrs. Shower (Chairman), Raphael and Peterson, each of whom has been determined to be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee reviews on an annual basis, or more frequently as such Committee may from time to time deem appropriate, the policies and practices of the Company dealing with various matters relating to the financial condition and auditing procedures of the Company, including financial information to be provided to stockholders and others, the Company's systems of internal control which management and the Board have established and oversight of the annual audit and review of the audit, as well as any duties that may be assigned by the Board of Directors from time to time. The Board of Directors has adopted the Edge Petroleum Corporation Audit Committee Charter included as Appendix A in this proxy statement.

    The members of the Nominating Committee of the Board are Messrs. Sfondrini (Chairman) and Elias. The functions performed by the Nominating Committee are to make non-binding recommendations with respect to the nomination of directors to serve on the Board of Directors of the Company for the Board's final determination and approval, and any other duties that may be assigned by the Board from time to time. Stockholders of the Company who wish to nominate persons for election to the Board of Directors must comply with the provisions of the Bylaws that are described more fully under "Additional Information".

    During 2000, the Board of Directors held six meetings and acted by written consent one time. During 2000, the Compensation Committee met two times, and the Audit Committee met four times. The Nominating Committee did not meet in 2000. During 2000, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings.

    DIRECTOR REMUNERATION--Each director who is not an employee of the Company or a subsidiary (a "Non-employee Director") receives, subject to attending a minimum of five Board meetings per year, an annual retainer of $10,000 paid 50% in cash and 50% in shares of Common Stock (the "Director Stock") pursuant to the Edge Petroleum Corporation 1997 Incentive Plan (the "Incentive Plan"). The Director Stock vests fully when issued. Each Non-employee Director also receives a $1,000 cash payment for in-person attendance at a meeting of the Board of Directors ($400 if such attendance is telephonic) and $400 ($600 in the case of a chairman of a Committee) for each meeting of a Committee of the Board of Directors attended (whether in-person or telephonic). All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or Board committees and for other expenses incurred in their capacity as directors.

    Non-employee Directors also receive annual grants of options for the purchase of Common Stock pursuant to the Incentive Plan. On the first business day of the month following the date on which each annual meeting of the Company's stockholders is held, each Non-employee Director then serving automatically is granted non-qualified stock options ("NSOs") to purchase 3,000 shares of Common Stock; accordingly, each Non-employee Director received such NSOs following the Company's 2000 annual meeting, resulting, in the aggregate in the issuance of 18,000 NSOs. Upon his or her initial election, a Non-employee Director automatically is granted NSOs to purchase 5,000 shares of Common Stock. Each NSO granted to a Non-employee Director (i) has a ten year term, (ii) an exercise price per share equal to the fair market value of a Common Stock share on the date of grant and (iii) becomes exercisable in full on the second anniversary of the date of grant. If a Non-employee Director resigns from the Board without the consent of a majority of the other directors, such director's NSOs may be exercised only to the extent they were exercisable on the resignation date.

    AUDIT COMMITTEE REPORT--The Audit Committee is composed of three directors, Messrs. Shower, Peterson and Raphael, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors in May 2000, which is included in this proxy statement as Appendix A.

    Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees, as amended). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

    Based upon Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                   The Audit Committee
                                    Robert W. Shower, Chair
                                    Nils P. Peterson
                                    Stanley S. Raphael

    PURSUANT TO THE SECURITIES AND EXCHANGE COMMISSION RULES, THE FOREGOING AUDIT COMMITTEE REPORT IS NOT DEEMED "SOLICITING MATERIAL", IS NOT "FILED" WITH THE COMMISSION AND IS NOT INCORPORATED BY REFERENCE WITH THE COMPANY'S REPORT ON FORM 10-K, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN SUCH REPORT.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT--The following table sets forth information as of January 31, 2001 (except as indicated below) with respect to beneficial ownership of the Common Stock by:
(i) all persons who are the beneficial owner of 5% or more of the outstanding Common Stock; (ii) each director or nominee for director; (iii) each executive officer of the Company;

and (iv) all executive officers and directors of the Company as a group. As of January 31, 2001, 9,210,036 shares of Common Stock were issued and outstanding.

                                                  NUMBER OF SHARES OF COMMON      PERCENT OF COMMON
NAME(1)                                            STOCK BENEFICIALLY OWNED    STOCK BENEFICIALLY OWNED
- -------                                           --------------------------   ------------------------
John W. Elias(2)................................          415,000                         4.39%
Michael G. Long (3).............................           40,151                     *
Vincent Andrews(4)..............................           26,860                     *
David B. Benedict(5)............................           40,728                     *
Nils Peterson(6)................................           52,220                     *
Stanley S. Raphael(7)...........................          196,893                         2.14%
John Sfondrini(8)...............................           48,728                     *
Robert W. Shower(9).............................           17,197                     *
Special Situations Private Equity ..............          661,609(11)                     7.13%
  Fund, L.P.(10)
  MG Advisors L.L.C.(10)
Austin W. Marxe (10)............................        1,038,161(12)                    11.07%
David M. Greenhouse (10)........................        1,038,161(12)                    11.07%
The Private Investment Fund (13) ...............          951,900(14)                    10.11%
  Marlin Capital Corporation (13)
Mark G. Egan (13)...............................          976,600(15)                    10.37%
Wellington Management Company, LLP(16) .........          805,000                         8.74%
  75 State Street
  Boston, MA 02109
Connors Investor Services, Inc.(16) ............          482,701                         5.24%
  1100 Berkshire Boulevard
  Wyomissing, PA 19610
All directors and executive officers ...........          837,777                         8.81%
  as a group (8 persons)(17)

- ------------------------

*   Less than one percent.

(1) Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

(2) Shares shown include (i) 200,000 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of January 31, 2001, (ii) 170,000 shares held in an IRA account for the benefit of Mr. Elias, and (iii) 45,000 shares that could be acquired through the exercise of warrants held in an IRA account for the benefit of Mr. Elias that are immediately exercisable.

(3) Shares shown include (i) 21,300 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of January 31, 2001, and (ii) 5,000 shares of Common Stock that Mr. Long will receive within 60 days of January 31, 2001, pursuant to a restricted stock award made on March 2, 2000.

(4) Shares shown include (i) 13,155 shares of Common Stock beneficially owned by Mr. Andrews' wife, (ii) 3,568 shares held by Mr. Andrew's children, and
    (iii) 6,300 shares that could be acquired pursuant to stock options exercisable within 60 days of January 31, 2001. Mr. Andrews may be deemed the beneficial owner of the shares of Common Stock beneficially owned by his wife and children. Mr. Andrews disclaims such beneficial ownership.

(5) Shares shown include 2,700 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of January 31, 2001.

(6) Shares shown include 2,700 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of January 31, 2001, and 2,000 shares held in an IRA account for the benefit of Mr. Benedict.

(7) Shares shown include (i) 98,455 shares of Common Stock held by the Trade Consultants, Inc. Pension Plan, of which Mr. Raphael is the trustee,
    (ii) 40,986 shares held by the Stanley Raphael Trust, a trust controlled by Mr. Raphael, (iii) 51,152 shares held by a trust for the benefit of Mr. Raphael's wife, and (iv) 6,300 shares that could be acquired pursuant to stock options exercisable within 60 days of January 31, 2001. Mr. Raphael may be deemed the beneficial owner of shares of Common Stock held by Trade Consultants, Inc. Pension Plan and his wife's trust. Mr. Raphael disclaims such beneficial ownership.

(8) Shares shown include (i) 16,637 shares of Common Stock held by Edge Holding Company, a limited partnership of which Mr. Sfondrini and a corporation wholly owned by him are the general partners, (ii) 4,998 shares held by Mr. Sfondrini's children, and (iii) 6,300 shares that could be acquired pursuant to stock options exercisable within 60 days of January 31, 2001. Mr. Sfondrini may be deemed the beneficial owner of the shares held by Edge Holding Company and his children. Mr. Sfondrini disclaims such beneficial ownership.

(9) Shares shown include (i) 4,500 shares of Common Stock that could be acquired pursuant to stock options exercisable within 60 days of January 31, 2001,
    (ii) 7,697 shares held jointly by Mr. Shower and his spouse and (iii) 5,000 shares held in an IRA rollover account for the benefit of Mr. Shower.

(10) The business address of each of these beneficial owners is 153 East 53rd Street, New York, New York 10022. Austin W. Marxe and David M. Greenhouse serve as officers, directors and members or principal shareholders of MGP Advisers Limited Partnership, a Delaware limited partnership ("MGP"), AWM Investment Company, Inc., a Delaware corporation ("AWM"), and MG Advisers, L.L.C., a New York limited liability company ("MG LLC" and, together with MGP and AWM, the "Investment Advisers"). MGP is the general partner of and investment adviser to Special Situations Fund III, L.P., a Delaware limited partnership ("Special Situations Fund III"). AWM is the general partner of MGP and the general partner of and investment adviser to Special Situations Cayman Fund, L.P., a Cayman Islands limited partnership (the "Cayman Fund"). MG LLC is the general partner of and investment adviser to Special Situations Private Equity Fund, L.P., a Delaware limited partnership ("SSPEF" and, together with Special Situations Fund III and the Cayman Fund, the "Special Situation Funds"). Each of the Special Situations Funds and Investment Advisors has sole voting and dispositive power over the shares of Common Stock which are respectively beneficially owned by each such fund or advisor, as applicable. Messrs. Marxe and Austin have shared voting and dispositive power over the Common Stock held by the Special Situations Funds. SSPEF holds 661,609 shares of Common Stock (including 68,448 shares subject to immediately exercisable warrants). Special Situations Fund III holds 282,414 shares of Common Stock (including 72,414 shares subject to immediately exercisable warrants). The Cayman Fund holds 94,138 shares of Common Stock (including 24,138 shares subject to immediately exercisable warrants). The information regarding Messrs. Marxe and Austin, the Investment Advisers and the Special Situation Funds (including in Notes 10 through 12) is based on filings made with the Securities and Exchange Commission (the "SEC") reflecting ownership of the Common Stock as of December 31, 2000.

(11) Shares shown included 68,448 shares of Common Stock issuable to SSPEF upon the exercise of immediately exercisable warrants.

(12) Shares shown are held by the Special Situations Funds (See Note 10). Shares shown include 165,000 shares of Common Stock issuable to the Special Situations Funds upon the exercise of immediately exercisable warrants.

(13) The business address of each of these beneficial holders is 11 South LaSalle Street, Suite 3310, Chicago, Illinois 60603. Mark G. Egan is the sole shareholder and president of Marlin Capital Corp. and is a limited partner of The Private Investment Fund. Marlin Capital Corp. is the general partner of The Private Investment Fund. Marlin Capital Corp. has the authority to direct the investments of The Private Investment Fund and consequently to authorize the disposition and vote of the shares of Common Stock held by The Private Investment Fund. Mr. Egan may be deemed to have in-direct beneficial ownership of the shares of Common Stock owned by The Private Investment Fund. The information regarding The Private Equity Fund, Marlin Capital Corp. and Mr. Egan (including in Notes 13 through 15) is based on filings made with the SEC on December 29, 2000.

(14) Shares shown include 204,300 shares of Common Stock issuable to The Private Investment Fund upon the exercise of immediately exercisable warrants.

(15) Shares shown consist of (i) 976,600 shares of Common Stock beneficially held by The Private Investment Fund, 204,300 of which are shares of Common Stock issuable to The Private Investment Fund upon the exercise of immediately exercisable warrants (see Note 13), and (ii) 24,700 shares of Common Stock beneficially held by Mr. Egan, 5,700 of which are shares of Common Stock issuable to Mr. Egan upon the exercise of immediately exercisable warrants.

(16) The information regarding Wellington Management Company, LLP and Connors Investor Services, Inc., is based on filings made with the SEC reflecting ownership of Common Stock as of December 31, 2000.

(17) Shares shown include 259,100 shares of Common Stock that may be acquired pursuant to stock options and warrants exercisable within 60 days of January 31, 2001 and 5,000 shares of stock that may be acquired by Mr. Long pursuant to a restricted stock award within 60 days of January 31, 2001.

    COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT--Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own 10% or more of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2000 all its directors and executive officers and 10% or greater holders complied on a timely basis with all applicable filing requirements under
Section 16(a) of the Exchange Act, except that Mr. Raphael's Form 5 for 2000 was filed late, reporting three transactions occurring in 2000 eligible for deferred reporting on Form 5, reporting four transactions that should have been reported in 1999 on Form 4 and one transaction in 1999 that should have been reported on his 1999 Form 5; and one transaction was reported on a 2000 year-end Form 5 by Mr. Andrews that should have been reported on an earlier Form 5. The following persons have not, to the Company's knowledge, made any filings pursuant to
Section 16, including the filing of a Form 3: Mark Egan, Marlin Capital Corporation and The Private Investment Fund. Each of Austin Marxe and David Greenhouse has advised the Company that they are not deemed a beneficial owner of more than 10% of the Company's common stock for purposes of Section 16 of the Exchange Act and therefore are not required to make filings pursuant to
Section 16.

    EXECUTIVE COMPENSATION--Set forth below is information regarding the compensation of the Company's Chief Executive Officer (the "CEO") during 2000 and the other executive officer of the Company (together with the CEO, the "named officers").

    SUMMARY COMPENSATION TABLE. The summary compensation table set forth below contains information regarding the combined salary, bonus and other compensation of each of the named officers for services rendered to the Company in 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                         -----------------------------------------
                                                         ANNUAL                       SECURITIES
                                                     COMPENSATION(1)     RESTRICTED   UNDERLYING
                                                   -------------------     STOCK       OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR      SALARY     BONUS     AWARDS(2)     (SHARES)    COMPENSATION(3)
- ---------------------------             --------   --------   --------   ----------   ----------   ---------------
John W. Elias(4)......................    2000     $350,000        --           --       50,000         $2,630
  Chairman of the Board, President and    1999     $350,000        --           --      200,000         $1,692
  Chief Executive Officer                 1998      $43,750        --           --           --             --
Michael G. Long.......................    2000     $150,000   $16,000      $45,000       15,000         $4,500
  Senior Vice President and Chief         1999     $150,000   $16,000           --       30,000         $4,500
  Financial Officer                       1998     $150,000        --           --           --         $5,000

- ------------------------

(1) Other annual compensation for the named individuals during each of 2000, 1999 and 1998 did not exceed the lesser of $50,000 or 10% of the annual compensation earned by such individual.

(2) Reflects restricted stock awards made pursuant to the Incentive Plan. The dollar value included in the table reflects the valuation at the time of the award. An award of 15,000 shares of restricted stock was made to Mr. Long on March 2, 2000. The shares were not issued at the time of the award and will be issued ratably over three years beginning March 2, 2001 in accordance with the vesting schedule for the award. Had the 15,000 shares of restricted stock been issued and outstanding as of December 31, 2000, their value (based on the December 29, 2000 closing price of the Common Stock) would have been $148,125. Mr. Elias held no restricted stock at December 31, 2000.

(3) In the case of Mr. Elias, amounts shown represent payments by the Company for life insurance on his account. In the case of Mr. Long, amounts shown represent the Company's contributions under its 401(k) Plan.

(4) Mr. Elias was appointed Chief Executive Officer and Chairman of the Board in November 1998. Amount shown in table for 1998 compensation is the amount
    Mr. Elias received as compensation for the period from November 16, 1998 through December 31, 1998.

    OPTION/SAR GRANTS. Shown below is further information on grants of stock options during 2000 to the named officers.

                                      NUMBER OF     % OF TOTAL
                                      SECURITIES     OPTIONS
                                      UNDERLYING    GRANTED TO    EXERCISE                    GRANT DATE
                                       OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   PRESENT VALUE(1)
NAME                                   GRANTED     FISCAL YEAR    ($/SHARE)      DATE            ($)
- ----                                  ----------   ------------   ---------   ----------   ----------------
John W. Elias.......................   50,000(2)       28.36%     $3.15625      1/3/10          74,571
Michael G. Long.....................   15,000(3)       8.519%     $   3.00      3/2/10          21,238

- ------------------------

(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that may be realized will depend on the excess of the underlying stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on the following assumptions: expected volatility based on historical volatility of daily Common Stock prices (83%), a risk-free rate of return based on a discount rate equal to a U.S. Treasury rate at the time of grant of 5.12%, no dividend yields, an expected option exercise period of eight years (with the exercise occurring at the end of such period) and no adjustment for the risk of forfeiture over the applicable vesting period.

(2) Mr. Elias was granted options for the purchase of 50,000 shares of Common Stock effective January 3, 2000. These options vest and become exercisable on January 3, 2002, and were issued outside of the Incentive Plan.

(3) These options were issued on March 2, 2000, vest 100% on the second anniversary of the date of grant and have a term of ten years. These options were issued pursuant to the Incentive Plan.

    OPTION/SAR EXERCISES AND 2000 YEAR-END OPTION/SAR VALUES. Shown below is information with respect to the value of the outstanding options held by the named officers on December 31, 2000. No stock options were exercised by named officers in 2000.

                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                                          OPTIONS/SARS AT FY-END(#)          AT FY-END($)(1)
                                         ---------------------------   ---------------------------
NAME                                     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----                                     -----------   -------------   -----------   -------------
John W. Elias..........................    133,333        116,667         753,998        712,940
Michael G. Long........................     21,300         23,700          59,906        127,594

- ------------------------

(1) The excess, if any, of the market value of Common Stock at fiscal year end ($9.875 per share) over the option exercise price, expressed in dollars.

    401(K) EMPLOYEE SAVINGS PLAN--The Company has a tax qualified 401(k) Employee Savings Plan ("401(k) Plan") for its employees generally, in which the executive officers also participate. Under the 401(k) Plan, eligible employees are permitted to defer receipt of up to 15% of their compensation (subject to certain limitations imposed under the Internal Revenue Code of 1986, as amended (the "Code")). The 401(k) Plan provides that a discretionary match of employee deferrals may be made by the Company in cash. Pursuant to the 401(k) Plan, the Company elects to match 50% of the first 6% of employee deferral, with the Company's contribution not to exceed $9,000, subject to limitations imposed by the Internal Revenue Service. The amounts held under the 401(k) Plan are invested among various investment funds maintained under the 401(k) Plan in accordance with the directions of each participant. Salary deferral contributions under the 401(k) Plan are 100% vested. Company contributions vest ratably over five years. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment.

    EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AGREEMENTS--Mr. Elias entered into an employment agreement with the Company effective November 1998. The employment agreement has an initial term ending December 31, 2001 which will automatically extend for one year at the end of each calendar year unless either party gives advance notice of non-renewal. Mr. Elias' employment agreement calls for a minimum base salary of $350,000 per year during the first three years of the employment agreement and may be increased thereafter at the discretion of the Compensation Committee. His employment agreement did not provide for an annual bonus for 1999. Thereafter he is afforded a bonus opportunity of up to 100% of base salary with a target incentive bonus of 50% of base salary keyed to specific performance objectives established by the Compensation Committee. In addition, the agreement provided for a January 1999 initial grant of NSOs for the purchase of 200,000 shares of Common Stock exercisable at fair market value of the Common Stock on the date of grant, having a ten-year term and becoming exercisable 1/3 upon issue, and 1/3 upon each of January 1, 2000 and January 1, 2001. The agreement also provides for subsequent grants of NSOs, in the discretion of the Board of Directors, on January 1 of the years 2000 through 2004 for 50,000 shares each exercisable at the fair market value of the Common Stock on the date of each subsequent grant. These subsequent options have a ten-year term and vest 100% on the second anniversary of the grant date. Such agreement also provides that the Company will provide a $1,000,000 term life insurance policy for Mr. Elias, together with a tax gross up payment in the amount necessary to offset any applicable taxes imposed on him by reason of such insurance policy and gross up. Upon termination of employment by the Company (except under certain limited circumstances defined as "for cause" in the agreement or upon certain material breaches of the agreement by Mr. Elias) or by Mr. Elias for certain reasons, such as the Company's material breach of the agreement or the assignment to Mr. Elias of duties inconsistent with his position as set forth in the agreement ("for good reason"), Mr. Elias will generally be entitled to certain benefits (the "Termination Benefits") including: (i) continued payment of his base salary then in effect for the unexpired portion of the term of the agreement; (ii) immediate vesting of all outstanding stock options granted by the Company to him which will remain exercisable for a period of 12 months after such termination (but in no event beyond the expiration of the original term of such stock option grants);
(iii) a lump sum cash payment equal to his prorated incentive target bonus in the year of termination; (iv) life insurance coverage and annual tax gross-up of premium payments shall continue to be provided for the unexpired portion of the term of the agreement; (v) cash payments equal to the amount credited to his account under any employee profit sharing plan or stock ownership plans that are forfeitable in accordance with the terms of such plans; and (vi) participation for a period of 18 months after the date of termination in the Company's group health plan. The employment agreement of John W. Elias provides for a covenant limiting competition with the Company during employment with the Company, and, if the employment ends by reason of Mr. Elias' disability or his terminating his employment for good reason, for as long as the Company is providing him with Termination Benefits.

    Mr. Long is an employee at will of the Company and currently receives the same salary and benefits as were provided in his prior written employment agreement (which agreement was terminated by mutual consent of Mr. Long and the Company in 1999).

    All current employees of the Company, including Messrs. Elias and Long, are parties to a severance agreement that provides for certain benefits in the event of a "change of control" as defined in the agreement. Pursuant to such agreements if the named officers' employment by the Company is subject to an involuntary termination (which includes a voluntary resignation within sixty
(60) days after, among other things, a significant reduction in duties of the employee or a reduction in annual salary, bonus or benefits) occurring within two (2) years after a change in control of the Company, the officer is entitled to receive a lump sum severance amount, which is 2.99 times annual salary and targeted annual bonus in Mr. Elias' case (reduced, by the present value of salary continuation amounts required to be paid, if any, under Mr. Elias' employment agreement), and 2.0 times annual salary and targeted annual bonus in Mr. Long's case. In addition, the employee would be entitled to the remaining portion of any prior years' incentive bonus award, continued coverage in Company welfare plans for up to thirty-six (36) months, certain outplacement services up to a maximum cost to the Company of $6,000, and a tax gross-up payment designed to keep the employee whole with respect to any taxes imposed by Section 4999 of the Code. Under the severance plan, a "change of control" occurs if: (i) the Company (A) shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) or (B) is to be dissolved and liquidated, and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board; (ii) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of 20% or more of the outstanding shares of the Company's voting stock (based upon voting power), and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board; or
(iii) the Company sells all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary of the Company) in a transaction that requires shareholder approval pursuant to the Texas Business Corporation Act. It is estimated that in the event all of the Company's employees were terminated at January 31, 2001 pursuant to a change of control, the total severance payments owed for all employees pursuant to these severance agreements would be $5,259,249 (not including the costs of outplacement services and taxes), including $1,569,750 for Mr. Elias and $446,600 for Mr. Long.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION--The members of the Compensation Committee of the Board of Directors are Messrs. Andrews, Sfondrini, Benedict and Shower. During 2000, Messrs. Andrews and Sfondrini were subject to certain transactions and relationships with the Company, including, among other things, relating to certain oil and natural gas business matters. These transactions and relationships are described under "Certain Transactions".

    PERFORMANCE GRAPH--The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and an index composed of all publicly traded oil and gas companies identifying themselves by primary Standard Industrial Classification (SIC) Code 1311 (Crude Petroleum and Natural Gas) for the period beginning February 26, 1997 (the first day of trading of the Common Stock) and ending December 31, 2000.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG EDGE PERTROLEUM CORPORATION
                        S&P 500 INDEX AND SIC CODE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      02/26/97  03/31/97  06/30/97  09/30/97  12/31/97  03/31/98  06/30/98  09/30/98  12/31/98  3/31/99  6/30/99
EDGE PETROLEUM CORP.    100.00     96.97     89.39    109.09     69.70     77.27     70.06     53.82     26.55    32.61    38.67
S&P 500 INDEX           100.00     95.89    112.63    121.07    124.54    141.92    146.60    132.02    160.13   168.11   179.86
SIC CODE INDEX          100.00     99.34    105.80    111.06     97.68    104.38     96.77     83.20     77.04    82.98    94.89

                      9/30/99  12/31/99  3/31/00  6/30/00  9/30/00  12/31/00
EDGE PETROLEUM CORP.    38.67     17.45    15.53    17.80    24.62     59.85
S&P 500 INDEX          168.73    193.83   198.28   193.01   191.14    176.19
SIC CODE INDEX          97.79     94.43    99.71   113.25   113.87    118.71

                                                                         S&P 500
                                                                EDGE      INDEX     SIC CODE INDEX
                                                              --------   --------   --------------
December 31, 1997...........................................   $69.70    $122.44        $ 98.93
December 31, 1998...........................................   $26.55    $160.13        $ 77.04
December 31, 1999...........................................   $17.45    $193.83        $ 94.43
December 31, 2000...........................................   $59.85    $176.19        $118.71

    PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULES, THE FOREGOING PERFORMANCE GRAPH AND THE COMPENSATION COMMITTEE REPORT THAT FOLLOWS ARE NOT "SOLICITING MATERIAL", ARE NOT DEEMED "FILED" WITH THE COMMISSION AND ARE NOT INCORPORATED BY REFERENCE WITH THE COMPANY'S REPORT ON FORM 10-K,

WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN SUCH REPORT.

    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION--The members of the Compensation Committee consist of Messrs. Sfondrini, Andrews, Benedict and Shower. The Company's executive compensation has as its objectives to
(a) further the achievement of the Company's financial objectives, (b) focus executives on attainment of growth and the creation of stockholder value over time and (c) attract and retain talented and motivated executives. The executive compensation program is intended to provide an overall level of compensation that the Compensation Committee believes, based on its own judgment and experience, is competitive with levels of compensation provided by other companies in the industry. The programs link each executive's compensation directly to individual and Company performance. A significant portion of each executive's total compensation is variable and dependent upon the attainment of operating and financial goals, individual performance objectives and the appreciation in value of the Common Stock.

    Executive compensation primarily consists of three components (a) base salary, (b) annual incentive compensation in the form of a bonus, paid in cash or stock or a combination of cash and stock and (c) long-term equity-based incentive compensation. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding compensation levels and programs in the oil and natural gas exploration and production industry, which was provided by a consultant retained by the Company. The Company's compensation scheme focuses on both short-term goals, through the awarding of annual bonuses, and long-term goals, through the awarding of options and restricted stock.

    Individual salary levels, bonus awards and changes in remuneration of the individual executives are determined by the Compensation Committee or the Board as a whole, subject to the terms of his employment agreement, in the case of Mr. Elias. The Chief Executive Officer makes recommendations to the Compensation Committee regarding the salaries of and awards to employees. Actual grants or awards of stock, including stock options, as well as changes in salaries are individually determined and administered by the Compensation Committee or the Board as a whole, taking into account the recommendations from the Chief Executive Officer.

    BASE SALARY. Base salaries of the executive officers (including that set forth in Mr. Elias' employment agreement) are based on the Board's review of a number of factors, including a review of comparable industry data, and individual factors such as an executive's specific responsibilities, experience, individual performance and growth potential. The employment contract of Mr. Elias does not require the Compensation Committee to review Mr. Elias' base salary for potential increase until the end of the initial three-year term. Thereafter, on an annual basis, the Compensation Committee is required to make a recommendation to the Board of Directors regarding possible increases in Mr. Elias' salary. Such recommendations will be made after careful review of the Company's and Mr. Elias' performance. Under the terms of Mr. Elias' agreement, the Board of Directors may, in its sole discretion, increase but not decrease his salary. In light of industry conditions and the Company's performance, base salaries of all employees, including Messrs. Elias and Long, were frozen for 2000.

    BONUS. Under the Company's bonus program, the annual bonus of the executive officers is determined by recommendation of the Chairman and Chief Executive Officer with the approval of the Compensation Committee and consists of a targeted percentage of the executive officer's annual salary, subject to a maximum targeted percentage. Subject to adjustment in the discretion of the Board of Directors, the bonuses of the executive officers (except for Mr. Elias) are based 75% on achievement of the Company's performance objectives as established by the Compensation Committee and 25% on achievement of the individual's performance objectives as determined by the Chief Executive Officer and approved by the Compensation Committee. The performance objectives set for the Company consist of targeted annual increases in reserves and production, and reductions in G&A expense and finding and development costs. Mr. Long's bonus opportunity for 2000 ranged from--0--% to 80% of base salary. In the case of Mr. Long, with respect to 2000, the Company met its performance objectives in the areas of reserve growth and reduction of G&A expense and finding costs. The Company did not meet its objectives in terms of increasing production. These Company objectives, when combined with his individual performance rating, resulted in a bonus for Mr. Long for 2000 of $33,800. Mr. Elias' employment agreement provides a bonus opportunity ranging from--0--% to 100% of his base salary subject to the achievement of specific objective and subjective performance criteria established mutually between the Compensation Committee and Mr. Elias on an annual basis. For 2000, those criteria were substantially higher than were applicable to the other executive officers of the Company. Specifically, the performance criteria applicable to Mr. Elias for bonus consideration for 2000 were: 100% growth in reserves, 5-10% growth in production, finding and development costs at the midpoint of the Company's peer group and the achievement of a prudent financial structure that would allow flexibility to execute the Company's exploration and development plan and add shareholder value. While some of the Company performance objectives applicable to Mr. Elias were met or exceeded, including the achievement of a prudent financial structure, the objectives relating to reserve growth and production increase (which were given the highest weighting in Mr. Elias' bonus consideration criteria) were not. As a result, Mr. Elias felt he was not eligible for consideration for a bonus for 2000 performance and requested that the Compensation Committee decline to consider any bonus for him. The Compensation Committee concurred in this assessment and the full Board agreed. Accordingly, no bonus is payable to Mr. Elias for year 2000.

    Under the bonus program, the bonuses may be paid in cash or shares of Common Stock or a combination of both. All bonuses are subject to the final approval of the Board of Directors. With respect to 2000, the Company has accrued and expects to pay on April 2, 2001 total bonuses to all employees in the aggregate amount of $251,250, including $33,800 for Mr. Long.

    LONG-TERM EQUITY-BASED COMPENSATION. The Company has generally relied on grants of stock options and, to a lesser extent, grants of restricted stock, under its Incentive Plan, to provide long-term incentive-based compensation. The objectives of the Incentive Plan are to (i) attract and retain the services of key employees, qualified independent directors and qualified consultants and other independent contractors and (ii) encourage the sense of proprietorship and stimulate the active interest of those persons in the development and financial success of the Company. At December 31, 2000, options under the Incentive Plan had been granted to 48 current and former employees and directors, at exercise prices ranging from $2.11 per share to $16.50 per share. In March 2000, the Company granted options for the purchase of 126,300 shares of Common Stock and 126,300 shares of restricted stock to employees of the Company, under the Incentive Plan. These options have an exercise price of $3.00 per share, have a term of ten years and vest 100% on the second anniversary of the date of grant. These shares of restricted stock vest in equal, one-third increments on the first, second and third anniversary of the date of grant. Such awards did not relate to year 2000 performance. Mr. Long received options for the purchase of 15,000 shares of Common Stock and 15,000 shares of restricted stock. Mr. Elias did not receive any awards in March 2000. However, pursuant to the terms of his employment agreement, Mr. Elias was granted options in January 2000 to purchase 50,000 shares of Common Stock exercisable at the fair market value of the Common Stock on the date of grant. Mr. Elias' options were not granted under the Incentive Plan.

    Grants of stock options are made by the Compensation Committee or the Board as a whole after reviewing recommendations made by the Chief Executive Officer. The employment agreement of Mr. Elias sets forth the number and terms of his initial and subsequent option grants. All other option grants are made at the discretion of the Compensation Committee or the Board as a whole. Relevant factors in the determination of grants of options include data regarding stock option grants at comparable companies and recommendations of the Chief Executive Officer. The exercise price of all stock options has been equal to at least the fair market value of the Common Stock on the date of grant; accordingly, executives receiving stock options are rewarded only if the market price of the Common Stock appreciates. Stock options are thus designed to align the interests of the Company's executives with those of its stockholders by encouraging executives to enhance the value of the Company and hence, the price of the Common Stock and each stockholder's return.

    Restricted stock awards may be made to executive officers as part of their long term equity-based compensation. Such awards are made by the Compensation Committee or the Board as a whole after reviewing recommendations made by the Chief Executive Officer. Restricted stock awards are determined on the basis of factors similar to those used to determine awards of stock options. The currently outstanding restricted stock held by executive officers vests in equal one-third increments on the first, second and third anniversary of the date of grant.

    Since the Company's initial public offering, certain non-executive employees of the Company received grants of overriding royalty interests in oil and gas prospects of the Company where such interests had been earned pursuant to employment agreements between such employees and the Company. Effective June 1, 1999 all employment agreements which provided for overriding royalty interests were terminated. Pursuant to a policy adopted as of that date, no employee of the Company is entitled to an overriding royalty interest on any prospect that is defined and leased after July 1, 2000. Executive officers of the Company have not been entitled to receive overriding royalty grants since the Company's initial public offering.

    SECTION 162(M) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee Report believes that the executive bonuses and options granted under the Company's 1997 Incentive Plan are "performance-based compensation." The Compensation Committee seeks to qualify compensation for deductibility in instances where it believes that to be in the best interests of the Company, but retains the discretion to authorize the payment of nondeductible amounts.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Elias' compensation, as described above, is generally determined by the terms of his employment agreement, which was approved by the Board as a whole and the Compensation Committee. In doing so, the Board and Compensation Committee considered a variety of factors, including a review of comparable industry data, the compensation package of Mr. Elias' predecessor at the Company and negotiations between Mr. Elias and the Compensation Committee.

                             The Compensation Committee
                             Vincent Andrews, Chair
                             David B. Benedict
                             John Sfondrini
                             Robert W. Shower

CERTAIN TRANSACTIONS

    ESSEX ROYALTY JOINT VENTURES--A company wholly owned by Mr. Sfondrini is the general partner of each of Essex Royalty Limited Partnership ("Essex I L.P.") and Essex Royalty Limited Partnership II ("Essex II L.P."). In April 1992, a predecessor partnership of the Company and Essex I L.P. entered into a Joint Venture Agreement (the "Essex I Joint Venture") with respect to the purchase of certain royalty and nonoperating interests in oil and natural gas properties. The Essex I Joint Venture terminated in April 1997. Under the terms of the Essex I Joint Venture Agreement, Essex I L.P. made capital contributions aggregating $3 million and the Company and its predecessor made no capital contributions. The Essex I Joint Venture Agreement provides that quarterly distributions of cash be made, in accordance with specified sharing ratios, in an amount, subject to certain adjustments, not less than that equal to revenues received from royalties less the management fee paid to the Company as managing venturer. Initially, Essex I L.P. receives 100% of all cash distributions pursuant to the sharing ratios. Prior to the July 2000 amendments to the agreement described below, the Essex I Joint Venture Agreement provided that at such time as the cash and value of property distributed to Essex I L.P. is equal to 110% of its capital contribution, the sharing ratios shift to 40% for the Company and 60% for Essex I L.P. Until January 1, 2001, the Company served as the manager of the Essex I Joint Venture. As managing venturer of the Essex I Joint Venture, the Company received reimbursement for costs incurred to acquire royalty interests, certain administrative costs, a portion of the payroll costs attributable to the Essex I Joint Venture and, during the term of the Essex I Joint Venture and prior to the sharing ratio shift, a management fee equal to 1% of the capital contributions of Essex I L.P. Because the Essex I Joint Venture terminated in April 1997, no management fees accrued in 2000, but the Company was entitled to be reimbursed for expenses in 2000.

    In May 1994, the Company's predecessor partnership and Essex II L.P. entered into a Joint Venture Agreement (the "Essex II Joint Venture") similar in nature to the Essex I Joint Venture. The Essex II Joint Venture terminated in
December 31, 1998. Essex II L.P. made capital contributions aggregating approximately $4.6 million and the Company and its predecessor made no capital contributions. Initially, Essex II L.P. receives 100% of all cash distributions pursuant to the sharing ratios. Prior to the July 2000 amendments to the agreement described below, the Essex II Joint Venture Agreement provided that at such time as the cash and value of property distributed to Essex II L.P. is equal to 111.3% of its capital contribution (which has not yet occurred), the sharing ratios shift to 25% for the Company and 75% for Essex II L.P. Provisions with respect to mandatory distributions are similar to those described for the Essex I Joint Venture. Until January 1, 2001, the Company served as manager of the Essex II Joint Venture. As managing venturer of the Essex II Joint Venture, the Company received reimbursement for costs incurred to acquire royalty interests, certain administrative costs, a portion of the payroll costs attributable to the Essex II Joint Venture and, during the term of the Essex II Joint Venture but prior to the earliest to occur of a sharing ratio shift or the date that such venture shall have expended its capital, a management fee of $30,000 every six months. Because the Essex II Joint Venture terminated
December 31, 1998, no management fees accrued in 2000, but the Company was entitled to be reimbursed for expenses in 2000.

    In July 2000, Mr. Elias, on behalf of the Company, and Mr. Sfondrini, on behalf of the other partners of the Essex I and Essex II Joint Ventures agreed, among other things, that effective January 1, 2001 the Company would no longer be responsible for the management and administration of the Essex I and II Joint Ventures. Mr. Sfondrini and a company wholly owned by Mr. Sfondrini assumed the Company's duties as manager of the Essex I and II Joint Ventures. However, the Company retained its after pay-out interest in both ventures. As part of this arrangement, the Company and the Essex Joint Ventures entered into an agreement resolving various matters. First, the net outstanding balance of accrued and unpaid management fees owed to the Company by the Joint Ventures in the aggregate amount of $16,311 would be paid at the rate of $5,000 per month until paid in full. Second, the right of the Company to its after pay-out interest in Essex I Joint Venture would be accelerated by the amount of the expenses incurred by the Company in 2000 (and unreimbursed) in managing the Essex I properties, which was determined to be $5,600. Unreimbursed expenses incurred by the Company in managing the Essex II Joint Venture properties in the amount of $25,060 would be paid by Essex II Joint Venture to the Company. Third, the time at which the sharing ratio shifts, or payout, under the joint venture agreements for Essex I and II Joint Ventures would occur would be extended until the limited partners of Essex I L.P and Essex II L.P had recovered 100% of their initial capital investments in Essex I L.P. and Essex II L.P., respectively. Finally, with respect to the Essex I

Joint Venture, the Company agreed that, in order to resolve various open accounting matters and in recognition of the Company's earlier decision on behalf of the venture not to pursue the sale of an interest held by Essex I Joint Venture, the sharing ratio shift would not occur until an additional $415,494 had been distributed to Essex I L.P. Giving effect to these adjustments, payout for Essex I Joint Venture is now expected to occur in 2001 (and but for these amendments would have occurred in 2000). As of December 31, 2000 and taking into account the adjustments, an aggregate of $510,159 and $3,324,587 were remaining to be recovered by Essex I L.P. and Essex II L.P., respectively, before payout occurs. At current levels of distributions, payout of Essex II Joint Venture is not expected to occur before 2006.

    JAMES C. CALAWAY CONSULTING AGREEMENT--Mr. James C. Calaway is the father of Mr. James D. Calaway, who resigned from all positions with the Company in January 2000, and was the founder of the Company's corporate predecessor. The Company is obligated to pay Mr. James C. Calaway $40,000 annually for the remainder of his natural life pursuant to a March 1989 consulting agreement. Under the terms of such agreement, Mr. James C. Calaway is obligated to provide consulting services as and to the extent mutually agreed upon.

    FRONTERA INVESTMENT--Mr. William H. White, who resigned as a director of the Company in February 2000, also serves as the Chairman of the Board of Frontera Resources Corporation ("Frontera"). Mr. White was also founder and the owner of approximately 10.7% of the outstanding common stock of Frontera (on a fully diluted basis). Mr. James D. Calaway, who resigned from all positions with the Company in January 2000, served as a director of Frontera in 2000. In
June 2000, the Company sold its entire ownership position in Frontera (being 15,171 shares of Series D preferred convertible preferred stock) to a third party located by Mr. Calaway. In connection with this sale, the Company paid
Mr. Calaway a commission of $87,500 in July 2000. The commission was payable pursuant to the terms of the separation agreement entered into between the Company and Mr. Calaway in connection with his resignation.

    AFFILIATES' OWNERSHIP IN PROSPECTS--A company wholly owned by Mr. Sfondrini and another corporation of which Mr. Andrews is an officer, are the general partners of a limited partnership that previously has invested, on the same basis as outside parties, in certain wells in prospects generated by the Company. As a result of such investments, this partnership is entitled to an approximate 2% working interest in the Company's Phoenix Prospect in Live Oak County, Texas.

II. APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Deloitte & Touche LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 2001. This firm has acted as independent public accountants for the Company and its immediate predecessor for a number of years.

    Representatives of Deloitte & Touche LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. In accordance with the Company's Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

    INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP billed the Company as set forth in the table below for professional services rendered for the audit of the Company's annual financial statements for 2000 and the reviews of the Company's quarterly financial statements included in the Company's Quarterly Reports on Form 10-Q for 2000, financial information systems design and implementation work rendered in 2000, and all other services rendered in 2000.

                        FINANCIAL INFORMATION SYSTEMS DESIGN
AUDIT FEES                    AND IMPLEMENTATION FEES          ALL OTHER FEES
- ----------              ------------------------------------   --------------
99,500.$.......                         $-0-                       $9,000

    INDEPENDENCE OF ACCOUNTANTS

    The Audit Committee has considered whether the provision of the services for financial information systems design and implementation and all other non-audit services provided by Deloitte & Touche LLP are compatible with maintaining Deloitte & Touche LLP's independence. In connection with such consideration, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.

III. OTHER BUSINESS

    Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

ADDITIONAL INFORMATION

    STOCKHOLDER PROPOSALS--Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a stockholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, proposals that stockholders intend to have included in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders must be received by the Company no later than December 7, 2001. However, if the date of the 2002 Annual Meeting of Stockholders changes by more than 30 days from the date of the 2001 Annual Meeting of Stockholders, the deadline by which proposals must be received is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to stockholders. Stockholder proposals must also be otherwise eligible for inclusion.

    If a stockholder desires to bring a matter before an annual or special meeting and the proposal is submitted outside the process of Rule 14a-8, the stockholder must follow the procedures set forth in the Company's Bylaws. The Company's Bylaws contain provisions requiring that advance notice be delivered to the Company of any business to be brought by a stockholder before an annual meeting of stockholders, and providing for certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors of the Company. Generally, such advance notice provisions provide that written notice must be given to the Secretary of the Company by a stockholder (i) in the event of business to be brought by a stockholder before an annual meeting, not less than 45 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date) and (ii) in the event of nominations of persons for election to the Board of Directors by any stockholder, (a) with respect to an election to be held at the annual meeting of stockholders, not less than 45 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date) and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. If the date of the 2002 Annual Meeting of Stockholders is not more than 30 days before, nor more than 60 days after, the first anniversary of the date of the 2001 Annual Meeting, stockholders who wish to nominate directors or to bring business before the 2001 Annual Meeting of Stockholders must notify the Company no later than March 18, 2002. Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the Company's Bylaws. Compliance with the above procedures does not require the Company to include the proposed nominee in the Company's proxy solicitation material.

                                          By Authorization of the Board of
                                          Directors
                                          /s/
                                          John W. Elias
                                          Chairman, President & CEO

April 6, 2001

                                  APPENDIX "A"
                           EDGE PETROLEUM CORPORATION
                            AUDIT COMMITTEE CHARTER

FUNCTION OF THE AUDIT COMMITTEE

    The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. The functions described in this Charter are expected to be the common recurring activities of the Committee. These functions are set forth as guides with the understanding that departures from them may be appropriate depending on the circumstances.

OVERSIGHT OF THE AUDIT PROCESS

    The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors as representatives of the Corporation's Stockholders. The Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or nominate the outside auditor to be proposed for shareholder approval). The Committee shall make recommendations to the full Board in connection with such selection, evaluation, replacement or nomination of the outside auditors. The Audit Committee will recommend, annually, to the Board of Directors the selection of an independent public accountant firm to perform an examination and express an opinion on the financial statements of the Corporation. The Committee will review and approve the scope and plan of the audit process and the discharge of the duties of the independent auditor. The Committee will approve the compensation to be paid to the independent auditor.

    The Audit Committee will be responsible to insure the independence of the independent auditor and any internal audit functions to include a review of any management consulting services and related fees provided by the independent auditor.

REVIEW OF THE ANNUAL AUDIT

    The Audit Committee will conduct a review of the annual audit with management, the independent auditor and internal audit, prior to filing or distribution of the audited financial statements, to include:

    A. The Corporations annual financial statements and related footnotes.

    B. The independent audit of the financial statements and the auditor's report thereon and including a discussion of significant issues regarding accounting principles practices and judgments.

    C. Any significant changes in the audit plan or any serious difficulties with management during the course of the annual audit.

    D. Review of the adequacy of the Corporation's internal systems and controls including computerized information system controls and security.

    E. Any other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted accounting standards and any items required to be communicated by the independent auditors in accordance with SAS61.

    At the conclusion of the annual audit process, the Audit Committee will meet in a separate executive session with the independent auditor, internal audit staff, and management to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

AUDIT COMMITTEE PROCESS

    The Audit Committee will report the results of the annual review and any other meetings of the Committee to the Board of Directors with such recommendation as the Committee may deem appropriate. All meetings of the Committee will be held pursuant to the Bylaws of the Corporation with regard to notice and waiver thereof, and written minutes of each meeting will be duly filed in the Corporation records.

    The Committee shall meet at least three times annually.

OTHER POWERS AND FUNCTIONS OF THE AUDIT COMMITTEE

    The Committee will review filings with the SEC and other published documents containing the Corporation's financial statements to assure the information contained therein is consistent with the information contained in the financial statements.

    The Committee will review annually with the Company's counsel, legal and regulatory matters that may have a material impact on the financial statements, related corporate compliance policies, and programs and reports received from regulators.

    The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

    The Committee will review this Charter at least annually. If necessary, it will make recommendations to the Board of Directors for amendment of the Charter. The Committee will annually prepare a report to be included in the Corporation's annual proxy statement as required by the SEC.

MEMBERSHIP OF THE AUDIT COMMITTEE

    The membership of the Audit Committee shall consist of at least three non-executive members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Each member shall be free from any relationship that, in the opinion of the Board of Directors, may interfere with the exercise of his or her independence from management and the Corporation. Each member shall be "independent" as defined from time to time by the listing standards of The Nasdaq Stock Market ("Nasdaq") and by the applicable regulations of the Securities and Exchange Commission (the "SEC"), and shall meet any other applicable independence requirements of Nasdaq and the SEC. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the committee shall have accounting or related financial management expertise as the Board of Directors interprets such qualifications in its business judgment. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors upon recommendation of the Nominating Committee.

    The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

OTHER ASPECTS OF AUDIT COMMITTEE RESPONSIBILITY

    It is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The Corporation's financial management is responsible for preparing the Corporation's financial statements and the outside auditors are responsible for auditing those statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Corporation's financial statements or the work of the outside auditors. It is not the duty of the Committee to conduct investigations, to resolve any disagreements between management and the outside auditor, or to assure compliance with any law or regulations.

           EDGE PETROLEUM CORPORATION ANNUAL MEETING OF SHAREHOLDERS

                            10:00 A.M., MAY 2, 2001
                                DOUBLETREE HOTEL
                               400 DALLAS STREET
                              HOUSTON, TEXAS 77002

- --------------------------------------------------------------------------------

                              ADVANCE REGISTRATION

Attendance at the Annual Meeting is limited to Edge share owners with proof of ownership and members of their immediate family and employees and guests of the Company. In order to attend as a stockholder or immediate family member, you or your family member must be a stockholder of record as of March 23, 2001, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing your ownership of common stock on March 23, 2001. Attendees may register at the door on the day of the meeting, however, advance registration for the Edge Annual Meeting will expedite your entry into the meeting.

    - If you hold your Edge shares directly with the Company and you and/or a member of your immediate family plan to attend the Annual Meeting, please follow the Advance Registration instructions on the top portion of your Proxy Form, which was included in the mailing from the Company.

    - If your Edge shares are held for you in a brokerage, bank or other institutional account and you wish to register in advance, please direct your request to:

    Edge Petroleum Corporation
    1111 Bagby, Suite 2100
    Houston, Texas 77002
    Attention: Corporate Secretary

Please include the following information in your request:

       - Your name and complete mailing address

       - The name(s) of any immediate family members who will accompany you

       - Proof that you own Edge shares (e.g., a photocopy of a brokerage or other account statement)

PROXY                      EDGE PETROLEUM CORPORATION                      PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, MAY 2, 2001

/ / Advance Registration: Check here if you and/or a member of your immediate family plan to attend the meeting. Write in space below the name of any family member who will attend.

    The undersigned hereby appoints Michael G. Long and Robert C. Thomas, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock which the undersigned is entitled to vote at the 2001 annual meeting of stockholders of Edge Petroleum Corporation (the "Company"), to be held on Wednesday, May 2, 2001, at the Doubletree Hotel, 400 Dallas Street, Houston, Texas 77002, at 10:00 a.m. or at any adjournment thereof, hereby revoking any proxy heretofore given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED BELOW, FOR THE APPROVAL OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001, AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

    The undersigned hereby acknowledges receipt of the notice of, and Proxy Statement for, the aforesaid Annual Meeting.

(1)  ELECTION OF DIRECTORS         / /  FOR all nominees listed       / /  WITHHOLD AUTHORITY to
                                        below (except as marked            vote for all nominees
                                        to the contrary below)             listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

NOMINEES: ROBERT W. SHOWER AND STANLEY S. RAPHAEL

(2) PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent public accountants for the Company for 2001.

    / /  FOR                    / /  AGAINST                    / /  ABSTAIN

(3) With discretionary authority as to such other matters as may properly come before the meeting.

                                           -------------------------------------

                                                    Signature
                                                    Date: _______________ , 2001
                                                    (If signing as Attorney,
                                                    Administrator, Executor,
                                                    Guardian, Trustee or
                                                    Corporate Officer, please
                                                    add your title as such.)

                                                    PLEASE SIGN, DATE AND RETURN
                                                    PROMPTLY.